Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form N-4 Post-Effective Amendment No. 12 to Registration Statement No. 333-141909 of our report, dated March 17, 2009, relating to the financial statements and financial statement schedules of Allstate Life Insurance Company and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the Company’s method of accounting for uncertainty in income taxes and accounting for deferred acquisition costs associated with internal replacements in 2007) and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Chicago, IL
January 20, 2010